                                                                    EXHIBIT 99.1

                              AMENDED AND RESTATED
                               ADVISORY CONTRACT


                                HSBC Funds Trust
                                3435 Stelzer Road
                              Columbus, Ohio 43219



                                                  May 1, 1998


HSBC Asset Management Americas Inc.
140 Broadway
New York, New York  10005


                            Master Advisory Contract

Dear Sirs:

     WHEREAS, the Master Investment Advisory Contract dated May 1, 1990 has been amended and restated to reflect the name change of the Trust and the Trust's Adviser, as well as a change in law that no longer limits expenses paid by the Funds;

                                  WITNESSETH

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between HSBC Funds Trust (the "Trust") and HSBC Asset Management Americas, Inc. (the "Adviser") as follows:

          1.     Definitions and Delivery of Documents. The Trust has been
                 -------------------------------------
organized as a business trust under the laws of the Commonwealth of Massachusetts and is an open-end management investment company. The Trust's shares of beneficial interest may be classified into series in which each series represents the entire undivided interests of a separate portfolio of assets. For all purposes of this Contract,a "Fund" shall mean a separate portfolio of assets of the Trust which has entered into an Advisory Contract Supplement, and a "Series" shall mean the series of shares of beneficial interest representing undivided interests in a Fund. All references herein to this Contract shall be deemed to be references to this Contract as it may from time to time be supplemented by Advisory Contract Supplements. The Trust engages in the business of investing and reinvesting the assets of each Fund in the manner and in accordance with the investment objective and restrictions specified in the Trust's Declaration of Trust, dated November 1, 1989 (the "Declaration of Trust"), and the currently effective Prospectus (the "Prospectus") relating to the Trust and the Funds included in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act"). Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to those documents shall be furnished to the Advisor promptly.

               2.     Administrative Services and Distribution Contracts.
                      --------------------------------------------------
Pursuant to a Distribution Contract (the "Distribution Contract") and an Administrative Services Contract (the "Administrative Services Contract") between the Trust and the Distributor and Administrator (as that term is defined in the Prospectus) the Trust has employed the Distributor and the Administrator to act as principal underwriter for each Series and to provide management and other services.

               3.     Expenses.  (a) the Adviser shall, at its expense, (i)
                      --------
employ or associate with itself such persons as it believes appropriate to assist in performing its obligations under this Contract and (ii) provide all advisory, administrative, management services and shareholder services, equipment, facilities and personnel necessary to perform its obligations under this Contract. The Trust recognizes that in those cases where the Adviser makes arrangements with its correspondent banks to maintain subaccounts for certain of their customers who invest in shares of a Series, such correspondent banks may also agree to provide services to subaccount holders of the type provided by the Adviser to shareholders of record.

                      (b) Except as provided in subparagraph (a) and in the Administrative Services Contract, the Trust shall be responsible for all of its expenses and liabilities, including compensation of its directors who are not affiliated with the Distributor or the Adviser or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including for keeping books and accounts and calculating the net asset value of shares of each Series), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale the Trust's shares of beneficial interest; expenses of preparing and printing share certificates, prospectuses, shareholders' reports, notices, proxy statements and reports to regulatory agencies; the cost of office supplies; travel expenses of all officers, directors and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses.

               4.     Investment Advisory and Management Services.  (a) The
                      -------------------------------------------
Adviser shall provide to the Trust investment guidance and policy direction in connection with the management of the portfolio of each Fund, including oral and written money market research, analysis, advice, statistical and economic data and information and judgments, of both a macroeconomic and microeconomic character, concerning, among other things, interest rate trends, money market portfolio composition, credit conditions of both a general and specific nature and the average maturity of the portfolio of each Fund.

                 (b) The Adviser shall also provide to the Trust's officers administrative assistance in connection with the operation of the Trust and each of the Funds. Administrative services provided by the Adviser shall include (i) data processing, clerical bookkeeping services required in connection with maintaining the financial accounts and records for the Trust and each of the Funds, (ii) the compilation of statistical and research data required for the preparation of periodic reports and statements of each of the Funds which are distributed to the Trust's officers and Board of Trustees, (iii) handling, or causing to be handled, general shareholder relations with Fund investors, such as advice as to the status of their accounts, the current yield and dividends declared to date and assistance with other questions related to their accounts,
(iv) the compilation of information required in connection with the Trust's filings with the Securities and Exchange Commission and (v) such other services as the Adviser shall from time to time determine, upon consultation with the Sponsor, to be necessary or useful to the administration of the Trust and each of the Funds.

                 (c) As a manager of the assets of each Fund, the Adviser shall make investments for the account of each Fund in accordance with the Adviser's best judgment and within the investment objective and restrictions of each such Fund set forth in the Trust's Declaration of Trust, the Prospectus of each such Fund, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Trust's Board of Trustees. The Adviser shall advise the Trust's Officers and Board of Trustees, at such times as the Board of Trustees may specify, of investments made for each of the Funds and shall, when requested by the Trust's Officers or Board of Trustees, supply the reasons for making particular investments.

                 (d) The Adviser shall furnish to the Board of Trustees periodic reports on the investment performance of each Fund and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Trust's Officers or Board of Trustees shall reasonably request.

          5.     Limitation of Liability of Adviser.  The Adviser shall
                 ----------------------------------
give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Contract. As an inducement to the Adviser's undertaking to render these services, the Trust agrees that the Adviser shall not be liable under this Contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this
                                                --------
Contract shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Contract or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

               6.     Compensation of the Adviser. In consideration of the
                      ---------------------------
services to be rendered, facilities furnished and expenses paid or assumed by the Adviser under this Contract, the Trust shall pay the Adviser a fee with respect to each Fund in accordance with the applicable Advisory Contract Supplement.

               If the fees payable to the Adviser pursuant to this paragraph 6 and the applicable Advisory Contract Supplement begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Fund shall be computed in the manner specified in the Prospectus for the computation of net asset value. For purposes of this Contract, a "business day" is any day the New York Stock Exchange is open for trading.

               7.     Duration and Termination of this Contract.  This Contract
                      -----------------------------------------
shall become effective upon May 1, 1998 and shall thereafter continue in the effect; provided, that this Contract shall continue in effect for a period of
        --------
more than one year with respect to a Fund only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party. This Contract may be terminated with respect to a Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) or by a vote of a majority of the Trust's Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. If this Contract is terminated with respect to any Fund, it shall nonetheless remain in effect with respect to any remaining Funds. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

               8.     Amendment of this Contract.  No provision of this Contract
                      --------------------------
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment, transfer, assignment, sale, hypothecation or pledge of this Contract shall be effective until approved by (a) the vote, cast in person at a meeting called for the purpose, of a majority of the Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party, and (b) with respect to any Fund affected by such change, waiver, discharge or termination, by the vote of a majority of the outstanding voting securities of the Series relating to such Fund, provided that no approval shall be required
                                  --------
pursuant to this
clause (b) in respect of an Advisory Contract Supplement entered into to add a Fund to those covered by this Contract (or any amendment or termination of such Supplement) by the holders of the outstanding voting securities of any Series other than that of such Fund.

               9.     Other Activities of the Adviser. Except to the
                      -------------------------------
extent necessary to perform the Adviser's obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management of other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

               10.    Miscellaneous.  The captions in this Contract are included
                      -------------
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

               If the foregoing correctly sets forth the agreement between the Trust and the Adviser please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                                 Very truly yours,

                                                 HSBC FUNDS TRUST


                                                 By:
                                                    ----------------------------
                                                    Title:    President


ACCEPTED:

HSBC Asset Management Americas Inc.


By:
   -----------------------------------
   Title:

                       NEW YORK TAX-FREE MONEY MARKET FUND

                           A Fund of HSBC Funds Trust
                                3435 Stelzer Road
                              Columbus, Ohio 43219



                                                 May 1, 1998


HSBC Asset Management Americas Inc.
140 Broadway
New York, New York  10005


                Amended and Restated Advisory Contract Supplement
                -------------------------------------------------

Dear Sirs:

                This will confirm the agreement between HSBC Funds Trust (the "Trust") and HSBC Asset Management Americas Inc. (the "Adviser") as follows:

                The New York Tax-Free Money Market Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the Commonwealth of Massachusetts and is an open-end management investment company. The Trust and the Adviser have entered into an Amended and Restated Master Advisory Contract, dated May 1, 1998 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for the certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

                The Trust agrees with the Adviser as follows:

                1.    Adoption of Master Advisory Contract.  The Master Advisory
                      ------------------------------------
Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract; and its shares shall be a "Series" of shares as referred to therein.

                2.    Payment of Fees.  For all services to be rendered,
                      ---------------
facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the following annual rates:

      Portion of average daily value
         of net assets of the Fund                                     Fee Rate
      ------------------------------                                   --------

      Not exceeding $500 million...................................     0.350%
      In excess of $500 million but
         not exceeding $1 billion..................................     0.315%
      In excess of $1 billion but
         not exceeding $1.5 billion................................     0.280%
      In excess of $1.5 billion....................................     0.245%


                  If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                            Very truly yours,

                                            NEW YORK TAX-FREE MONEY MARKET FUND,
                                              A FUND OF HSBC FUNDS TRUST



                                            By:
                                               ----------------------------
                                            Title:
                                                  ----------------------

The foregoing Contract is hereby
agreed to as of the date hereof:

HSBC ASSET MANAGEMENT AMERICAS INC.


By:
   ----------------------------
   Title:
         ------------------

                                     --7-

                             CASH MANAGEMENT FUND

                           A Fund of HSBC Funds Trust
                               3435 Stelzer Road
                              Columbus, Ohio 43219

                                             May 1, 1998


HSBC Asset Management Americas Inc.
140 Broadway
New York, New York  10005


                Amended and Restated Advisory Contract Supplement
                -------------------------------------------------

Dear Sirs:

              This will confirm the agreement between HSBC Funds Trust (the "Trust") and HSBC Asset Management Americas Inc. (the "Adviser") as follows:

              The Cash Management Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the Commonwealth of Massachusetts and is an open-end management investment company. The Trust and the Adviser have entered into an Amended and Restated Master Advisory Contract, dated May 1, 1998 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for the certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

              The Trust agrees with the Adviser as follows:

              1.     Adoption of Master Advisory Contract.  The Master Advisory
                     ------------------------------------
Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract; and its shares shall be a "Series" of shares as referred to therein.

              2.     Payment of Fees.  For all services to be rendered,
                     ---------------
facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the following annual rates:

      Portion of average daily value
         of net assets of the Fund                                      Fee Rate
      ------------------------------                                    --------
      Not exceeding $500 million..................................      0.350%
      In excess of $500 million but
         not exceeding $1 billion.................................      0.315%
      In excess of $1 billion but
         not exceeding $1.5 billion...............................      0.280%
      In excess of $1.5 billion...................................      0.245%


                  If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                            Very truly yours,

                                            CASH MANAGEMENT FUND,
                                              A FUND OF HSBC FUNDS TRUST



                                            By:
                                               ------------------------------
                                            Title:
                                                  ----------------------

The foregoing Contract is hereby
agreed to as of the date hereof:

HSBC ASSET MANAGEMENT AMERICAS INC.


By:
   ----------------------------
    Title:
          ---------------

                         GOVERNMENT MONEY MARKET FUND

                          A Fund of HSBC Funds Trust
                               3435 Stelzer Road
                             Columbus, Ohio 43219

                                           May 1, 1998


HSBC Asset Management Americas Inc.
140 Broadway
New York, New York  10005


               Amended and Restated Advisory Contract Supplement
               -------------------------------------------------


Dear Sirs:

               This will confirm the agreement between HSBC Funds Trust (the "Trust") and HSBC Asset Management Americas Inc. (the "Adviser") as follows:

               The Government Money Market Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the Commonwealth of Massachusetts and is an open-end management investment company. The Trust and the Adviser have entered into an Amended and Restated Master Advisory Contract, dated May 1, 1998 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for the certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

               The Trust agrees with the Adviser as follows:

               1.     Adoption of Master Advisory Contract.  The Master Advisory
                      ------------------------------------
Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract; and its shares shall be a "Series" of shares as referred to therein.

               2.     Payment of Fees.  For all services to be rendered,
                      ---------------
facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the following annual rates:

      Portion of average daily value
         of net assets of the Fund                                    Fee Rate
      ------------------------------                                  --------
      Not exceeding $500 million...................................   0.350%
      In excess of $500 million but
         not exceeding $1 billion..................................   0.315%
      In excess of $1 billion but
         not exceeding $1.5 billion................................   0.280%
      In excess of $1.5 billion....................................   0.245%


                  If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                            Very truly yours,

                                            GOVERNMENT MONEY MARKET FUND,
                                             A FUND OF HSBC FUNDS TRUST



                                            By:
                                               ---------------------------------
                                               Title:
                                                     ----------------------

The foregoing Contract is hereby
agreed to as of the date hereof:

HSBC ASSET MANAGEMENT AMERICAS INC.


By:
   ----------------------------
      Title:
            ---------------

                        U.S. TREASURY MONEY MARKET FUND

                           A Fund of HSBC Funds Trust
                               3435 Stelzer Road
                              Columbus, Ohio 43219

                                           May 1, 1998


HSBC Asset Management Americas Inc.
11140 Broadway
New York, New York  10005


               Amended and Restated Advisory Contract Supplement
               -------------------------------------------------

Dear Sirs:

               This will confirm the agreement between HSBC Funds Trust (the "Trust") and HSBC Asset Management Americas Inc. (the "Adviser") as follows:

               The U.S. Treasury Money Market Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the Commonwealth of Massachusetts and is an open-end management investment company. The Trust and the Adviser have entered into an Amended and Restated Master Advisory Contract, dated May 1, 1998 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for the certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

               The Trust agrees with the Adviser as follows:

               1.     Adoption of Master Advisory Contract.  The Master Advisory
                      ------------------------------------
Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract; and its shares shall be a "Series" of shares as referred to therein.

               2.     Payment of Fees.  For all services to be rendered,
                      ---------------
facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the following annual rates:

      Portion of average daily value
         of net assets of the Fund                                   Fee Rate
      ------------------------------                                 --------
      Not exceeding $500 million.................................    0.350%
      In excess of $500 million but
         not exceeding $1 billion................................    0.315%
      In excess of $1 billion but
         not exceeding $1.5 billion..............................    0.280%
      In excess of $1.5 billion..................................    0.245%


                  If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                            Very truly yours,

                                            U.S. TREASURY MONEY MARKET FUND,
                                               A FUND OF HSBC FUNDS TRUST



                                            By:
                                               --------------------------------
                                               Title:
                                                     ----------------------

The foregoing Contract is hereby
agreed to as of the date hereof:

HSBC ASSET MANAGEMENT AMERICAS INC.


By:
   ----------------------------
   Title:
         ----------------